Exhibit 4.6

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”), dated as of March 29, 2005, is entered into by and among DYNAMIC HEALTH PRODUCTS, INC., a Florida corporation (the “Company”), the other Assignors party to the Master Security Agreement referred to below, and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of the Master Security Agreement, dated as of September 30, 2004 (as amended, modified or supplemented from time to time, the “Master Security Agreement”) by and among the Company, such other Assignors and Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Master Security Agreement.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Master Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 3(k) of the Master Security Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 3(k) in lieu thereof:

“(k) Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation (“BOSS”), will direct all of its employees, officers and affiliates and any other Person authorized to receive payments made by any BOSS Account Debtor (as defined below) and constituting Collateral on behalf of BOSS to deposit such payments, no later than one (1) business day following the receipt of such payments, directly to to a deposit account or accounts designated by Laurus in writing (collectively, the “Deposit Accounts”), which Deposit Accounts shall be under the sole dominion and control of Laurus and subject to documentation satisfactory to Laurus. Until such payments are deposited into a Deposit Account by a Company, such Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. Furthermore, at Laurus’ election, following the occurrence of an Event of Default which is continuing, Laurus may notify each BOSS Account Debtor of Laurus’ security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company’s and the Eligible Subsidiaries joint and several account.” For the purpose of this Master Security Agreement, (x) “BOSS Accounts” shall mean all “accounts”, as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof, now owned or hereafter acquired by BOSS (or any other Assignor for the benefit of BOSS) and (y) “BOSS Account Debtor” shall mean any person or entity who is or may be obligated with respect to, or on account of, a BOSS Account.”

2. This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company, the other Assignors party hereto and Laurus.

3. Except as specifically set forth in this Amendment, there are no other amendments to the Master Security Agreement, and all of the other terms and provisions of the Master Security Agreement remain in full force and effect.

4. Each Assignor hereby represents and warrants to Laurus that as of the date hereof, no Event of Default exists and is continuing and all representations, warranties and covenants made by Company in connection with the entering into of the Securities Purchase Agreement and the Master Security Agreement are true, correct and complete and all of each Assgnors’ covenant requirements under the Securities Purchase Agreement and the Master Security Agreement (and all documents related thereto) have been met.

5. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each Assignor and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

DYNAMIC HEALTH PRODUCTS, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

PHARMA LABS RX, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

HERBAL HEALTH PRODUCTS, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

DYNAMIC LIFE PRODUCTS, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

ONLINE MEDS RX, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

DYNAMIC FINANCIAL CONSULTANTS, LLC

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

BRYAN CAPITAL LIMITED PARTNERSHIP

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director

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